Exhibit 10.3

EXECUTION COPY

WAIVER NO. 1 TO THE

THREE YEAR CREDIT AGREEMENT

Dated as of July 18, 2011

WAIVER NO. 1 TO THE THREE YEAR CREDIT AGREEMENT among Lubrizol Holdings France S.A.S., Lubrizol Advanced Materials Europe BVBA, Lubrizol (Gibraltar) Limited and Lubrizol Europe Coordination Center BVBA (collectively, the “Borrowers”), The Lubrizol Corporation (the “Guarantor”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and The Royal Bank of Scotland plc, as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)	The Borrowers, the Guarantor, the Lenders and the Agent have entered into an Three Year Credit Agreement dated as of July 21, 2009 (such Credit Agreement, as so modified, the “Credit Agreement”). Capitalized terms not otherwise defined in this Waiver have the same meanings as specified in the Credit Agreement.

(2)	The Guarantor has announced that it has entered into the Agreement and Plan of Merger, dated March 13, 2011 with Berkshire Hathaway Inc. (“Berkshire”) and Ohio Merger Sub, Inc., pursuant to which the Guarantor shall be acquired by Berkshire (the “Merger Agreement”), and has therefore requested that the Required Lenders agree to waive Sections 5.02(b) and 6.01(g) of the Credit Agreement as hereinafter set forth.

SECTION 1. Waivers. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, Sections 5.02(b) and 6.01(g) of the Credit Agreement are hereby waived, solely with respect to (x) the acquisition by Berkshire, directly or indirectly, of 100% of the Voting Stock of the Guarantor and (y) the election or designation by Berkshire of individuals who collectively would constitute a majority of the board of directors of the Guarantor as directors of the Guarantor.

SECTION 2. Conditions of Effectiveness. This Waiver shall become effective as of the date first above written when, and only when the Agent shall have received counterparts of this Waiver executed by the Guarantor and the Required Lenders. This Waiver is subject to the provisions of Section 9.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Guarantor. The Guarantor represents and warrants that the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof and, other than as specifically waived in this Waiver, no event has occurred and is continuing that constitutes a Default.

SECTION 4. Effect on the Credit Agreement and the Loan Documents. (a) The Credit Agreement and the Loan Documents, except to the extent of the waiver specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)	The execution, delivery and effectiveness of this Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses. The Guarantor agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Waiver and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Waiver.

SECTION 7. Governing Law. This Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE LUBRIZOL CORPORATION, as Guarantor

By	/s/ Charles P. Cooley
Name:	Charles P. Cooley
Title:	Senior VP and CFO

By	/s/ Brian A. Valentine
Name:	Brian A. Valentine
Title:	Treasurer

Accepted and Agreed:

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent and as Lender

By	/s/ Paul Chisholm
Name: Paul Chisholm
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By	/s/ Philippe Sandmeier
Name: Philippe Sandmeier
Title: Managing Director

By	/s/ Ross Levitsky
Name: Ross Levitsky
Title: Managing Director

CITIBANK, N.A. (LONDON BRANCH)

By	/s/ Thomas Lambourn
Name: Thomas Lambourn
Title: Vice President

CITIBANK INTERNATIONAL PLC

By	/s/ Thomas Lambourn
Name: Thomas Lambourn
Title: Vice President

JPMORGAN CHASE BANK, N.A

By	/s/ Robert S. Sheppard
Name: Robert S. Sheppard
Title: Vice President

JPMORGAN EUROPE LIMITED

By	/s/ Alastair Stevenson
Name: Alastair Stevenson
Title: Managing Director

CALYON CRÉDIT AGRICOLE CIB

By	/s/ Alexis Quiot
Name: Alexis Quiot
Title: Normandy Branch

By	/s/ Michele Garbe
Name: Michele Garbe
Title: Agency Manager

FORTIS BANK SA/NV

By	/s/ Jean-Pierre Wenseleers	/s/ Herman Sonck
	Name: Jean-Pierre Wenseleers	Herman Sonck
	Title: Director	Senior Manager Sophisticated Contracting

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By	/s/ Rupert Dougall
Name: Rupert Dougall
Title: S.V.P. E.B.D.

By	/s/ Victor Pierzchalski
Name: Victor Pierzchalski
Title: Authorized Signatory

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